Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13D. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 6th day of September 2023.

BIRCH-OR EQUITY HOLDINGS, LLC

By:	/s/ Tony W. Lee
Name:	Tony W. Lee
Title:	Secretary and Treasurer

BIRCH EQUITY HOLDINGS, LP
By: Birch Equity Holdings GP LLC, its general partner
By: ORCP GP Professionals, LLC, its sole member

By:	/s/ Tony W. Lee
Name:	Tony W. Lee
Title:	Managing Member

BIRCH EQUITY HOLDINGS GP LLC
By: ORCP GP Professionals, LLC, its sole member

By:	/s/ Tony W. Lee
Name:	Tony W. Lee
Title:	Managing Member

ONE ROCK CAPITAL PARTNERS III, LP
By: One Rock Capital Partners III GP, LP, its general partner
By: ORCP GP Professionals, LLC, its general partner

By:	/s/ Tony W. Lee
Name:	Tony W. Lee
Title:	Managing Member

ONE ROCK CAPITAL PARTNERS III GP, LP
By: ORCP GP Professionals, LLC, its general partner

By:	/s/ Tony W. Lee
Name:	Tony W. Lee
Title:	Managing Member

ORCP GP PROFESSIONALS, LLC

By:	/s/ Tony W. Lee
Name:	Tony W. Lee
Title:	Managing Member

R. SCOTT SPIELVOGEL

/s/ R. Scott Spielvogel
Name:	R. Scott Spielvogel

TONY W. LEE

/s/ Tony W. Lee
Name:	Tony W. Lee